UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2013

CROSSTEX ENERGY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On March 6, 2013, Crosstex Energy, L.P. (the “Partnership”) and Crosstex Energy, Inc. (the “Company”), the owner of combined general and limited partner interests of approximately 19 percent and the incentive distribution rights of the Partnership, issued a press release announcing that the Company has agreed to invest approximately $50 million in new natural gas compression and condensate stabilization facilities that will provide services for producers in the Utica Shale play (the “E2 Investment”).  The Partnership will not have any interest in the E2 Investment.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.                                        Other Events.

Under the terms of an omnibus agreement between the Company and the Partnership, the board of directors of the general partner of the Partnership and the conflicts committee of such board elected not to cause the Partnership to participate in the E2 Investment.

To finance the Company’s interest in the E2 Investment, on March 5, 2013, XTXI Capital, LLC (“Borrower”), a wholly-owned subsidiary of the Company, entered into a Credit Agreement with Citibank, N.A., as Administrative Agent, Collateral Agent and a Lender, and the other lenders party thereto (the “Credit Agreement”), which will be guaranteed by the Company (the “Guaranty”) and secured by a first priority lien on 10,700,000 common units representing limited partner interests (“Common Units”) in the Partnership, which will be contributed to Borrower by the Company (the “Pledged Units”).  Although the Partnership is not a party to the Credit Agreement, if Borrower defaults on its obligations under the Credit Agreement or the Company defaults on its obligations under the Guaranty, then the lenders could declare all amounts outstanding under the Credit Agreement to be immediately due and payable, and if Borrower and the Company are unable to pay such amounts, the lenders may foreclose on the Pledged Units.  Such a foreclosure would result in a change in ownership of these Common Units, which could affect the market price of the Common Units.

Additional information regarding the Credit Agreement and the E2 Investment is available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                      Exhibits.

In accordance with General Instruction B. 2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release dated March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, LLC, its General Partner

Date: March 6, 2013	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release dated March 6, 2013.